Exhibit 32.1

CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	May 2, 2016	/s/ Curt R. Hartman
Curt R. Hartman
President & Chief Executive Officer

Date:	May 2, 2016	/s/ Luke A. Pomilio
Luke A. Pomilio
Executive Vice President, Finance and
Chief Financial Officer

E-3